UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): April 18, 2005

ARTCRAFT V, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50818
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Baimang Checking Station 1st Building

South Mountain Xili Town, Shenzhen, China

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

755-27653497

(ISSUER TELEPHONE NUMBER)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
(1) Previous Independent Auditors:

(i) On April 18, 2005, Gately & Associates, LLC (“Gately & Asociates”) was dismissed as independent auditor for the Company. On April 18, 2005, the Company engaged Webb & Company, PA (“Webb”) as its principal independent accountant. This decision to engage Webb was ratified by the majority approval of the Board of Directors of the Company.

(ii) Management of Artcraft V, Inc. has not had any disagreements with Gately & Associates related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the most recent fiscal year and any subsequent interim period through Gately & Associates’ termination on April 18, 2005, there has been no disagreement between the Company and Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gately & Associates would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

(iii) The Company’s Board of Directors participated in and approved the decision to change independent accountants. Gately & Associates’ audit report on the financial statements for the period ended June 11, 2004 were modified for an uncertainty as to the Company’s ability to continue as a going concern. Gately & Associates’ audit report contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles.

(iv) In connection with its review of financial statements through November 30, 2004, there have been no disagreements with Gately & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gately & Associates would have caused them to make reference thereto in their report on the financial statements.

(v) During the most recent audit period and the interim period subsequent to April 18, 2005, there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

(vi) The Company requested that Gately & Associates furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

(2) New Independent Accountants:

(i) The Company engaged, Webb & Company, PA, Boynton Beach, Florida, as its new independent auditors as of April 18, 2005. Prior to such date, the Company, did not consult with Webb & Company, PA regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Webb & Company, PA or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial statements of business acquired:
None
(b)	Exhibits

NUMBER	EXHIBIT
23.1	Letter from Gately & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Li Te Xiao

Li Te Xiao

CEO

April 19, 2005

-